                                                                      Exhibit 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

The Board of Directors of
J. C. Penney Funding Corporation:


We consent to incorporation by reference in: (1) the Registration Statement (No. 33-28390) on Form S-8; (2) the Registration Statement (No. 33-59666) on Form S-8; (3) the Registration Statement (No. 33-59668) on Form S-8; (4) the Registration Statement (No. 33-66070) on Form S-8; (5) the Registration Statement (No. 33-66072) on Form S-8; (6) the Registration Statement (No. 33-56995) on Form S-8; (7) the Registration Statement (No. 333-13949) on Form S-8;
(8) the Registration Statement (No. 333-13951) on Form S-8; (9) the Registration Statement (No. 333-22627) on Form S-8; (10) the Registration Statement (No. 333-22607) on Form S-8; (11) the Registration Statement (No. 333-33343) on Form S-8;
(12) the Registration Statement (No. 333-27329) on Form S-8; and (13) the Registration Statement (No. 333-23339) on Form S-3 of J. C. Penney Company, Inc. of our report dated February 26, 1998, relating to the balance sheets of J.
C. Penney Funding Corporation as of January 31, 1998 and January 25, 1997, and the related statements of income, reinvested earnings, and cash flows for each of the years in the three-year period ended January 31, 1998, which report appears in the 1997 Annual Report of J. C. Penney Funding Corporation, which Annual Report is incorporated by reference in the Annual Report on Form 10-K of
J. C. Penney Funding Corporation for the year ended January 31, 1998.


                                                       /S/ KPMG Peat Marwick LLP




Dallas, Texas
April 30, 1998